Exhibit 1.3

OPEN MARKET SALE AGREEMENT
October 11, 2016
MORGAN STANLEY & CO. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), and NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”), propose, subject to the terms and conditions stated herein, that the Company shall issue and sell from time to time through Morgan Stanley & Co. LLC, as sales agent and/or principal (the “Agent”), common shares of beneficial interest, par value $0.01 per share (the “Common Shares”) of the Company, having an aggregate gross sales price of up to $200,000,000 on the terms set forth in this agreement (this “Agreement”). The Company agrees that if and when it determines to sell Shares directly to the Agent or any Other Agent (as defined below), as principal, the Company and the Operating Partnership will enter into a separate agreement in substantially the form of Exhibit A hereto relating to such sale, with such changes to such form as the parties thereto may agree (each a “Terms Agreement”).
The Company and the Operating Partnership have also entered into sales agreements (the “Other Sales Agreements”) of even date herewith with each of Jefferies LLC, Robert W. Baird & Co. Incorporated, and SunTrust Robinson Humphrey, Inc. (the “Other Agents”) for the issuance and sale from time to time to or through the Other Agents of the Shares on the terms set forth in the Other Sales Agreements. The Agent and the Other Agents are collectively referred to herein as the “Agents”. This Agreement and the Other Sales Agreements are collectively referred to herein as the “Sales Agreements.” The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement, the Other Sales Agreements and any Terms Agreement shall not exceed the Maximum Program Amount (as defined herein). All references to “gross sale price” or “gross proceeds” from the sale of any Shares (and any similar references) shall be deemed to mean, in the case of any Shares sold to any Agents pursuant to a Terms Agreement, the public offering price of such Shares.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-211570), including a base prospectus (the “Base Prospectus”) to be used in connection with the offer and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the

Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offer and sale of the Shares is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The prospectus supplement dated October 11, 2016 (the “Prospectus Supplement”) describing the Shares and offer and sale thereof, together with the Base Prospectus, in each case, as amended or supplemented (if applicable), is called the “Prospectus”; provided that, when used with respect to any offering of Shares by an Agent as principal pursuant to a Terms Agreement, the term “Prospectus” means (A) the Prospectus Supplement, together with the Base Prospectus, in each case, as amended or supplemented (if applicable), and (B) the pricing supplement (as defined herein) relating to such offering of Shares by any Agent as principal pursuant to a Terms Agreement. As used herein “preliminary prospectus” means, with respect to any offering of Shares by any Agent as principal pursuant to a Terms Agreement, (A) the Prospectus Supplement, together with the Base Prospectus, in each case, as amended and supplemented (if applicable), and (B) the preliminary pricing supplement (as defined herein) relating to such offering of Shares by any Agent as principal pursuant to a Terms Agreement. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means (A) either (1) as of any Time of Sale relating to an offering of Shares through the Agent as sales agent, the Prospectus, as amended and supplemented as of such Time of Sale or (2) as of any Time of Sale relating to an offering of Shares by the Agent as principal pursuant to a Terms Agreement, the preliminary prospectus prepared in connection with such offering, as amended and supplemented (if applicable) as of such Time of Sale, and (B) each free writing prospectus (other than a road show that is a free writing prospectus but is not required to be filed under Rule 433 under the Securities Act) filed or used by the Company on or before such Time of Sale, taken together (collectively, and, with respect to any Shares, including the public offering price of such Shares).
All references in this Agreement to the Registration Statement, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and supporting schedules, statements of revenue and certain expenses and other information that is “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules, statements of revenue and certain expenses and other information that is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base Prospectus or the Prospectus, as the case may be. All references to the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Base

Prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference to the date of any preliminary prospectus means the date of the applicable preliminary prospectus supplement. Any reference to the date of the Prospectus means the date of the Prospectus Supplement or, in the case of any offering of Shares by an Agent as principal pursuant to a Terms Agreement, the date of the applicable pricing supplement.
Section 1. CERTAIN DEFINITIONS
For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:
“Agency Period” means the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which the Agents shall have placed the Maximum Program Amount pursuant to the Sales Agreements or any Terms Agreement, (y) the date this Agreement is terminated pursuant to Section 7 and (z) the third anniversary of the date of this Agreement.
“Floor Price” means the minimum price set by the Company in the Issuance Notice below which the Agent shall not sell Shares during the applicable Selling Period, which may be adjusted by the Company at any time during the Selling Period by delivering written notice of such change to the Agent.
“Issuance Amount” means the aggregate Sales Price of the Shares to be sold by the Agent pursuant to any Issuance Notice.
“Issuance Notice” means a written notice delivered to the Agent by the Company in accordance with this Agreement in the form attached hereto as Exhibit B that is executed by its Chief Executive Officer, President or Chief Financial Officer of the Company.
“Issuance Notice Date” means any Trading Day during the Agency Period that a Sales Issuance Notice is delivered pursuant to Section 3(b)(i).
“Issuance Price” means the Sales Price less the Selling Commission.
“Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).
“Maximum Program Amount” means Shares with an aggregate Sales Price of $200,000,000.
“Other Issuance Notice” means a written notice delivered to an Other Agent by the Company in accordance with an Other Sales Agreement in the form set forth in such Other Sales Agreement.

“preliminary pricing supplement” means any preliminary prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.
“pricing supplement” means any prospectus supplement to the Prospectus relating to an offering of Shares by any Agent as principal pursuant to a Terms Agreement in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act.
“Principal Market” means the New York Stock Exchange or such other national securities exchange on which the Common Shares, including any Shares, are then listed.
“Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares pursuant to a Terms Agreement that is a “written communication” (as defined in Rule 405 under the Securities Act).
“Sales Issuance Notice” means an Issuance Notice or an Other Issuance Notice.
“Sales Price” means the actual gross sale execution price of each Share placed by the Agent pursuant to this Agreement.
“Selling Commission” means a rate mutually agreed to by the Company and the Agent in connection with the issuance by the Company of an Issuance Notice; provided that in no event shall such rate exceed two percent (2.0%) of the gross proceeds for the Shares sold pursuant to such Issuance Notice.
“Selling Period” means the period of one (1) to twenty (20) consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) including the Trading Day on which an Issuance Notice is delivered pursuant to Section 3(b)(i), if such notice is delivered prior to 3:00 p.m. (New York City time) and otherwise, following the Trading Day on which an Issuance Notice is delivered pursuant to Section 3(b)(i).
“Settlement Date” means the third business day following each Trading Day during the Selling Period on which Shares are sold pursuant to this Agreement or any Terms Agreement to which the Agent is a party, when the Company shall deliver to the Agent the amount of Shares sold on such Trading Day and the Agent shall deliver to the Company the Issuance Price received on such sales; provided that, notwithstanding the foregoing, settlement for any Additional Securities (as defined in Exhibit A hereto) that are to be purchased by the Agent pursuant to any Terms Agreement will occur on the date or dates specified pursuant to such Terms Agreement and the term “Settlement Date,” as used in this Agreement and any Terms Agreement with respect to such Additional Securities, shall be deemed to include any such date on which any such Additional Securities are to be purchased by any Agent pursuant to a Terms Agreement.
“Shares” means the Company’s Common Shares issued or issuable pursuant to a Sales Agreement or any Terms Agreement.

“Time of Sale” means, with respect to any Shares, each time of sale of such Shares pursuant to this Agreement or pursuant to a Terms Agreement to which the Agent is a party.
“Trading Day” means any day on which the Principal Market is open for trading.
Section 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Each of the Company and the Operating Partnership hereby represents, warrants and covenants to the Agent that as of (1) the date of this Agreement, (2) each Issuance Notice Date, (3) each Settlement Date, (4) each Triggering Event Date and (5) as of each Time of Sale:
(a)    Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission. At the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus, and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply at the time of such filing or effectiveness, as the case may be, in all material respects with the requirements of the Exchange Act.
(b)    Disclosure. Each preliminary prospectus, if any, and the Prospectus when filed complied and will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S‑T under the Securities Act) to the copy thereof delivered to the Agent for use in connection with the offer and sale of the Shares. Each of the Registration Statement, and any post-effective amendment thereto, at the time it became or becomes effective and as of each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act, complied and will comply in all material respects with the Securities Act and did not and will not, at the time of effectiveness or any deemed effective date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus did not and will not, as of any Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus did not and will not, as of its date or any Settlement Date, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the Time of Sale Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with written information relating to the Agent furnished to the Company in writing by or on behalf of the Agent expressly for use therein, it being understood and agreed that the only such information consists of the information described in Section 6(b) below. There are no contracts or other documents required to be described in the Time of Sale Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.
(c)    Ineligible Issuer Status. As of the determination date referenced in Rule 164(h) under the Securities Act, the Company was not or will not be (as applicable) an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Each free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of Rule 433 under the Securities Act, including timely filing with the Commission or retention where required and legending, and each such free writing prospectus, as of its issue date and at all subsequent times through the completion of the offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus, as then amended and supplemented, or any preliminary prospectus. Except for the free writing prospectuses and electronic roadshows, if any, furnished to the Agent before first use in compliance with Section 4(e) herein, the Company has not prepared, used or referred to, and will not, without the Agent’s prior written consent, prepare, use or refer to, any free writing prospectus (except that no such written consent shall be required for any free writing prospectus relating solely to an offering of Shares pursuant to a Terms Agreement to which the Agent is not a party). Each Road Show, when considered together with the Time of Sale Prospectus, did not, as of the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    Distribution of Offering Material By the Company. The Company has not distributed any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus and the Prospectus, as in each case, as from time to time amended or supplemented in compliance with Section 4(d), or any free writing prospectus distributed in compliance with Section 4(e), as from time to time amended or supplemented in compliance with Section 4(e).
(e)    The Sales Agreements; Terms Agreements. Each of the Sales Agreements has been duly authorized, executed and delivered by each of the Company and the Operating Partnership. Each Terms Agreement entered into by the Company and the Operating Partnership pursuant to the Sales Agreements will, as of its date, have been duly authorized, executed and delivered by the Company and the Operating Partnership.
(f)    The Partnership Agreement and Facilities Portfolio Management Agreements. The limited partnership agreement of the Operating Partnership (as so amended and amended and restated, the “Partnership Agreement”) and each of the facilities portfolio management agreements (as so amended and amended and restated, the “Facilities Portfolio Management Agreements”), each as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, constitute legal, valid and binding obligations of the Company and the Subsidiaries, to the extent a party thereto, enforceable against the Company and the Subsidiaries, to the extent a party thereto, in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles or by the ability of any person to receive the remedies of injunctive relief, specific performance, liquidated damages or any similar remedies in any proceeding.
(g)    Authorization of the Shares. The Shares have been duly authorized for issuance and sale pursuant to the Sales Agreements and any Terms Agreement and, when issued and delivered by the Company against payment therefor pursuant to the Sales Agreements and any Terms Agreement, will be validly issued, fully paid and nonassessable, and the issuance and sale of the Shares is not subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase the Shares.
(h)    No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Sales Agreements or any Terms Agreement.
(i)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) there has been no material adverse change, or any development that would be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations, assets, liabilities or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Subsidiaries, considered as one entity (any such change being referred to herein as a “Material Adverse Change”); and (ii) the Company and the Subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with its business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and the Subsidiaries, considered as one entity, or has entered into any transactions not in the ordinary course of business; and (iii) there has not been any material decrease in the shares of beneficial interest or any material increase in any short-term or long-term indebtedness of the Company or the Subsidiaries and there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid by the Company and the Operating Partnership in the ordinary course of business and dividends paid to the Company or other Subsidiaries, by any of the Subsidiaries on any class of shares of beneficial interest, or any repurchase or redemption by the Company or any Subsidiary of any class of shares of beneficial interest or other equity securities.
(j)    Independent Accountants. KPMG LLP, which has expressed its opinion with respect to the consolidated and combined financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedule filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, and was during the periods covered by its report, an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”). EKS&H LLLP, which has expressed its opinion with respect to the statements of revenues and certain expenses (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is, and was during the periods covered by its reports, an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the PCAOB.
(k)    Financial Statements. The historical consolidated and combined financial statements filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the consolidated financial position of the Company and the Subsidiaries and the NSA Predecessor (as defined herein) and its subsidiaries as of the dates indicated and their respective consolidated and combined results of operations, changes in equity (deficit) and cash flows for the periods specified. The supporting schedule included in the Registration Statement presents fairly the information required to be stated therein. The statements of revenues and certain expenses filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the revenues and certain expenses related to the operations of each of properties or group of properties identified in statements of revenues and certain expenses for the periods specified. Such financial statements and supporting schedule and statements of revenues and certain expenses have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma condensed consolidated financial statements of the Company and the Subsidiaries and the related notes filed with the Commission as part of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no other historical or pro forma financial statements or supporting schedules or statements of revenues and certain expenses are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus. All disclosures contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus and any free writing prospectus, that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules, statements of revenues and certain expenses or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus. As used in this Agreement, the term “NSA Predecessor” means SecurCare Portfolio Holdings, LLC and SecurCare Value Properties, Ltd., collectively.
(l)    Company’s Accounting System. The Company and each of the Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(m)    Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(n)    Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of Maryland and has the real estate investment trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Sales Agreements and any Terms Agreement. The Company is duly qualified as a foreign real estate investment trust to transact business and is in good standing in the State of Colorado and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein).

(o)    Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of Delaware and has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under the Sales Agreements and any Terms Agreement. The Operating Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in the State of Colorado and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein). The Company is the sole general partner of the Operating Partnership.
(p)    Subsidiaries. Each “subsidiary” of the Company (as defined in Rule 405 under the Securities Act, each, a “Subsidiary,” and together, the “Subsidiaries”), other than the Operating Partnership, has been duly incorporated, organized or formed, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect (as defined herein). The Operating Partnership and each DownREIT Partnership is a Subsidiary of the Company. Each Subsidiary, other than the Operating Partnership, is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not be expected, individually or in the aggregate, to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary, other than the Operating Partnership and each DownREIT Partnership, have been duly authorized and validly issued, are fully paid and nonassessable and, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.
(q)    Capitalization and Other Matters. The authorized, issued and outstanding shares of beneficial interest of the Company is as set forth in the line items appearing under the caption “Equity” in the Company’s balance sheet appearing in the most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A) (other than for subsequent issuances, if any, pursuant to the Sales Agreements, any Terms Agreement, or employee benefit plans, or upon the exercise, redemption, or exchange of convertible or exchangeable securities, including OP Units (as defined below) and issuances of OP Units in connection with acquisitions and conversions of OP Units into SP Units (as defined below) in accordance with, and as defined by, the Partnership Agreement, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Time of Sale Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. None of the outstanding Common Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any shares of beneficial interest of the Company or any Subsidiary, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The descriptions of the Company’s 2015 Equity Incentive Plan, 2013 Long-Term Incentive Plan and other share plans or arrangements, and the equity-based awards or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, accurately and fairly present the information required to be disclosed by Item 402 of Regulation S-K under the Securities Act with respect to such plans, arrangements, awards and rights.
(r)    Limited Partner Interests. The Class A common units of limited partner interest in the Operating Partnership (“OP Units”), Class B common units of limited partner interest in the Operating Partnership (“SP Units”), long-term incentive plan units in the Operating Partnership (“LTIP Units”), Class X common units of limited partner or limited liability company interest in subsidiaries of the Operating Partnership (each such partnership, a “DownREIT Partnership” and such units, “DownREIT OP Units”) and Class B common units of limited partner or limited liability company interest in a DownREIT Partnership (“DownREIT SP Units”, and together with OP Units, SP Units, LTIP Units and DownREIT OP Units, collectively, “Units”) conform in all material respects to the descriptions thereof contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding Units have been duly authorized and validly issued and have been issued in compliance with all federal and state securities laws. None of the outstanding Units was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Operating Partnership or any DownREIT Partnership. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any Units or other ownership interests of the Operating Partnership or any DownREIT Partnership, other than those described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus. The OP Units to be issued to the Company by the Operating Partnership in connection with the Company’s issuance of the Shares have been duly authorized for issuance by the Operating Partnership to the Company and, on the applicable Settlement Date, will be validly issued and fully paid. All OP Units to be issued in connection with the Company’s issuance of the Shares will be issued pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws. The outstanding Units of the Operating Partnership are as set forth in the table appearing under the note to the Company’s financial statements titled “Noncontrolling Interests” appearing in the most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A) (other than for subsequent issuances, if any, pursuant to the Sales Agreements, any Terms Agreement or employee benefit plans, or upon the exercise, redemption, or exchange of convertible or exchangeable securities, including OP Units and issuances of OP Units in connection with acquisitions and conversions of OP Units into SP

Units in accordance with, and as defined by, the Partnership Agreement, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus)
(s)    Stock Exchange Listing. The Common Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are listed on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of NYSE.
(t)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor any Subsidiary is in violation of its declaration of trust, charter or bylaws, partnership agreement or operating agreement or similar organizational documents, as applicable, or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject (each, an “Existing Instrument”), except for such Defaults as would not be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), earnings, business, properties, operations, assets, liabilities or prospects of the Company and the Subsidiaries, considered as one entity (a “Material Adverse Effect”). The Company’s and the Operating Partnership’s execution, delivery and performance of the Sales Agreements and any Terms Agreement, consummation of the transactions contemplated thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus and the offer and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) (i) have been duly authorized by all necessary real estate investment trust or limited partnership action, as applicable, and will not result in any violation of the provisions of the declaration of trust or bylaws, partnership agreement, operating agreement or similar organizational documents, as applicable, of the Company or any Subsidiary; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, or require the consent of any other party to (except for such consents as have been obtained or made by the Company or any such Subsidiary and are in full force and effect), any Existing Instrument, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect; and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any Subsidiary, except for such violations that would not be expected, individually or in the aggregate, to result in a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency (including, but not limited to, in connection with the Alternative Investment Fund Managers Directive 2011/61/EU (“AIFMD”) or any laws and regulations implementing AIFMD), is required for the Company’s or the Operating

Partnership’s execution, delivery and performance of the Sales Agreements or any Terms Agreement and consummation of the transactions contemplated thereby and by the Registration Statement, the Time of Sale Prospectus and the Prospectus, except (i) such as have been obtained or made by the Company or the Operating Partnership and are in full force and effect under the Securities Act and (ii) such as may be required under applicable state securities or blue sky laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”). As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(u)    Compliance with Laws. The Company and the Subsidiaries have been and are in compliance with all applicable laws, rules and regulations, except where failure to be so in compliance would not be expected, individually or in the aggregate, to have a Material Adverse Effect.
(v)    No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation brought by or before any governmental entity now pending or, to the knowledge of the Company or the Operating Partnership, threatened, against or affecting the Company or any Subsidiary, which would be expected, individually or in the aggregate, to have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated by the Sales Agreements or any Terms Agreement or the performance by the Company or the Operating Partnership of its respective obligations thereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject, including ordinary routine litigation incidental to the business, if determined adversely to the Company or any Subsidiary, would not be expected to have a Material Adverse Effect. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company and the Operating Partnership, is threatened or imminent, which, in either case, would, individually or in the aggregate, result in a Material Adverse Effect.
(w)    Intellectual Property Rights. The Company and the Subsidiaries own or possess all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as being owned or licensed by any of them or which is necessary for the conduct of, or material to, any of their respective businesses (collectively, the “Intellectual Property”), and the Company is unaware of any claim to the contrary or any challenge by any other person to the rights of the Company or any Subsidiary with respect to the Intellectual Property, which would be expected, individually or in the aggregate, to result in a Material Adverse Effect; neither the Company nor any Subsidiary has infringed or is infringing the intellectual property of a third party, which infringement would be expected, individually or in the aggregate, to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of a claim by a third party to the contrary.

(x)    All Necessary Permits, etc. The Company and the Subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus (“Permits”). Neither the Company nor any Subsidiary is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.
(y)    Title to Properties. (i) The Operating Partnership holds, directly or indirectly through another Subsidiary, good and marketable title (fee or, in the case of ground leases and as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, leasehold) to all real property described in the Registration Statement, the Time of Sale Prospectus or the Prospectus as owned by it and the improvements located thereon (individually, a “Property,” and, collectively, the “Properties”), and the Company and the Subsidiaries have good and marketable title to all other assets, if any, owned by them, in each case, free and clear of all mortgages, deeds of trust, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except as (A) are described in the Registration Statement, the Time of Sale Prospectus, and the Prospectus or (B) would not be expected, individually or in the aggregate, to materially affect the value of such Property or assets and would not be expected to materially interfere with the use made and proposed to be made of such Property or assets by the Company or any Subsidiary; (ii) neither the Company nor any Subsidiary owns any real property other than the Properties that are described in the Registration Statement; (iii) (X) each ground lease relating to a Property under which the Company or a Subsidiary is a tenant is in full force and effect; (Y) neither the Company nor any Subsidiary has received any notice of any event which, with or without the passage of time or the giving of notice, or both, would constitute a material default under any such ground lease; and (Z) neither the Company nor any Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any such ground lease or affecting or questioning the rights of the Company or any Subsidiary to the continued possession of the leased premises under such ground lease; (iv) all liens, charges, encumbrances, claims or restrictions on any of the Properties or other assets of the Company or any Subsidiary that are required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus are disclosed therein; and (v) and no third party has any option or right of first refusal to purchase any Property or any portion thereof or interest therein (other than with respect to one Property that does not constitute a material portion of the Properties, taken as a whole).
Neither the Company nor the Operating Partnership has knowledge of any violation of any municipal, state or federal law, rule or regulation concerning any Property, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants, except where the failure to comply would not be expected, individually or in the aggregate, to result in a Material Adverse Effect; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change, and neither the Company nor any Subsidiary has received written notice of any such threatened condemnation or zoning change, that, in either case, if consummated, would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no mortgages encumbering the Properties are or will be: (i) convertible into an equity interest of the Company or any Subsidiary; (ii) cross-defaulted to any indebtedness other than indebtedness of the Company or any Subsidiary; or (iii) cross-collateralized to any property or assets not owned directly or indirectly by the Company or any Subsidiary.
To the knowledge of the Company and the Operating Partnership, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(z)    Tax Law Compliance. The Company and the Subsidiaries have filed all material federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar material assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2(k) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any Subsidiary has not been finally determined. No material deficiency for taxes has been asserted against the Company or any Subsidiary, and there are no current, pending or threatened audits, assessments or other actions relating to any material tax liability of the Company or any Subsidiary.
(aa)    Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All factual statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and accurate in all material respects.
(bb)    Insurance. Each of the Company and the Subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, and acts of vandalism. Neither the Company nor the Operating Partnership has reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied; provided that the representation in this sentence, as it relates to the DownREIT Partnerships, shall be to the knowledge of the Company.
(cc)    Compliance with Environmental Laws. Except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) neither the Company nor any Subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and the Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any Subsidiary; and (iv) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any Subsidiary relating to Hazardous Materials or any Environmental Laws.
(dd)    ERISA Compliance. The Company and the Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or any Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that are subject to Title IV of ERISA. No “employee benefit plan” subject to Title IV of ERISA established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code, other than as would not result in a Material Adverse Effect. Each employee benefit plan established or maintained by the Company, the Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ee)    Company and Operating Partnership Not an “Investment Company.” Neither the Company nor the Operating Partnership is, or will be, either after receipt of payment for the Shares or after the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(ff)    No Price Stabilization or Manipulation; Compliance with Regulation M. Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M.
(gg)    Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that have not been described as required.
(hh)    FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company, and to the knowledge of the Company, its officers and trustees and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Shares is true, complete, and correct in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or National Association of Securities Dealers, Inc. Conduct Rules is true, complete and correct in all material respects.
(ii)    Statistical and Market-Related Data. All statistical, demographic and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained the written consent to the use of such data from such sources.
(jj)    No Unlawful Contributions or Other Payments. Neither the Company nor any Subsidiary nor, to the best knowledge of the Company and the Operating Partnership, any employee or agent acting on behalf of the Company or any Subsidiary, in the course of its actions for, or on behalf of, the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law.
(kk)    Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or other person acting on behalf of the Company or any Subsidiary, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) has used or will use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) has made or will make any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), or employee from corporate funds; (iii) has violated, is in violation of or will violate any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) has made or will make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and applicable anti-corruption laws and the Company and the Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ll)    Money Laundering Laws. The operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); provided that the foregoing representation, as it relates to the DownREIT Partnerships, shall be to the knowledge of the Company, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(mm)    OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any trustee, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is, or is controlled by a person or entity that is, (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), (ii) located, organized or resident in a country or territory that is the subject of sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea, Sudan and Syria); neither the Company nor the Operating Partnership will directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that currently is the subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as sales agent, principal, advisor, investor or otherwise) of U.S. sanctions administered by OFAC. For the past five years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of sanctions.
(nn)    Brokers. Except pursuant to the Sales Agreements or any Terms Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by the Sales Agreements or any Terms Agreement.

(oo)    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances. No such statement was made with the knowledge of an executive officer or trustee of the Company that is was false or misleading.
(pp)    Accurate Disclosure. The statements in the Registration Statement, the Time of Sale Prospectus the Prospectus or the Company’s most recent Annual Report on Form 10-K or, if more recent, the most recent Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A) under the headings “Description of Securities—Restrictions on Ownership and Transfer,” “Risk Factors—Risks Related to Our Structure and Our Relationships with Our PROs,” “Risk Factors—Risks Related to Our Qualification as a REIT,” “Executive Compensation” and “Certain Relationships and Related Transactions, and Director Independence” insofar as such statements summarize laws, legal matters, agreements, documents or proceedings discussed therein, are true and accurate summaries of such laws, legal matters, agreements, documents or proceedings in all material respects.
(qq)    Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(rr)    Dividend Restrictions. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or upon certain customary events of default under any mortgage or other loan document, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company or the Operating Partnership, or from making any other distribution with respect to such Subsidiary’s equity securities or from repaying to the Company, the Operating Partnership or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or the Operating Partnership.
(ss)    Credit Rating. Neither the Company nor any Subsidiary has any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).
Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Agent or to counsel for the Agents in connection with the offer and sale of the Shares shall be deemed a representation and warranty by the Company and the Operating Partnership to the Agents as to the matters covered thereby.
The Company and the Operating Partnership have a reasonable basis for making each of the representations set forth in this Section 2. The Company and the Operating Partnership acknowledge that the Agent and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and the Operating Partnership and counsel to the Agents, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.
Section 3.     ISSUANCE AND SALE OF SHARES
(a)    Sale of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Agent agree that the Company may from time to time seek to sell Shares of the Company through the Agent, acting as sales agent, or if agreed to by the Agent pursuant to a Terms Agreement with the Company and the Operating Partnership, to issue and sell Shares to be sold pursuant to such Terms Agreement directly to the Agent, acting as principal, as follows, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with Issuance Notices as the Company may deliver, during the Agency Period. Sales of Shares, if any, purchased by the Agent as principal will be made as provided in the applicable Terms Agreement and preliminary prospectus relating to such Shares.
(b)    Mechanics of Issuances.
(i) Issuance Notice. Upon the terms and subject to the conditions set forth herein, on any Trading Day during the Agency Period on which the conditions set forth in Section 5(a) and Section 5(e) shall have been satisfied, the Company may exercise its right to request an issuance of Shares by delivering to the Agent an Issuance Notice; provided, however, that (A) in no event may the Company deliver an Issuance Notice to the extent that (I) the sum of (x) the aggregate Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Shares issued under all previous Sales Issuance Notices effected pursuant to the Sales Agreements, would exceed the Maximum Program Amount; and (B) prior to delivery of any Issuance Notice, the Selling Period for any previous Sales Issuance Notice shall have expired or been terminated. If the Agent elects to purchase Shares as principal, the sale and purchase of such Shares shall be made pursuant to a Terms Agreement, and the Company and the Operating Partnership agree not to enter into a Terms Agreement with the Agent to sell any Shares in excess of the aggregate Sales Price of Shares set forth in clauses (x) or (y) of the preceding sentence. An Issuance Notice shall be considered delivered on the Trading Day that it is received through e-mail by the representatives of the Agent (previously identified by the Agent in writing) and confirmed by the Company by telephone (including a voicemail message to one of the representatives so identified), with the understanding that, with prior written notice, the Agent may modify the list of its representatives from time to time.
(ii)    Agent Efforts. Upon the terms and subject to the conditions set forth in this Agreement, upon the receipt of an Issuance Notice, the Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to place the Shares with respect to which the Agent has agreed to act as sales agent, subject to, and in accordance with the information specified in, the Issuance Notice, unless the sale of the Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement. For the avoidance of doubt, the parties to this Agreement may modify an Issuance Notice at any time provided they both agree in writing to any such modification.

(iii)    Method of Offer and Sale. The Shares may be offered and sold (A) in privately negotiated transactions, (B) as block transactions, (C) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network, or (D) pursuant to a Terms Agreement. Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in the preceding sentence, and (except as specified in clause (C) above) the method of placement of any Shares by the Agent shall be at the Agent’s discretion.
(iv)    Confirmation to the Company. If acting as sales agent hereunder, the Agent will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has placed Shares hereunder setting forth the number of shares sold on such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.
(v)    Settlement. Each issuance of Shares will be settled on the applicable Settlement Date for such issuance of Shares and, subject to the provisions of Section 5, on or before each Settlement Date, the Company will, or will cause the Company’s transfer agent to, electronically transfer the Shares being sold by crediting the Agent or its designee’s account at The Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Shares, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, the Agent will deliver, by wire transfer of immediately available funds, the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date. In the case of any Shares purchased by the Agent as principal, the foregoing settlement procedures may be superseded by any different procedures set forth in the applicable Terms Agreement.
(vi)    Suspension or Termination of Sales. Consistent with standard market settlement practices, the Company or the Agent may, upon notice to the other party hereto in writing or by telephone (confirmed immediately by verifiable email), suspend any sale of Shares, and the Selling Period shall immediately terminate; provided, however, that (A) such suspension and termination shall not affect or impair either party’s obligations with respect to any Shares placed or sold hereunder prior to the receipt of such notice, that the Agent has agreed to purchase prior to the receipt of such notice pursuant to a Terms Agreement or with respect to any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement entered into prior to the receipt of such notice; (B) if the Company suspends or terminates any sale of Shares after the Agent confirms such sale thereto, the Company shall still be obligated to comply with Section 3(b)(v) with respect to such Shares; and (C) if the Company defaults in its obligation to deliver Shares on a Settlement Date, the Company and the Operating Partnership agree that they will hold the Agent harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company. Each of the parties hereto acknowledges and agrees that, in performing its obligations under this Agreement, the Agent may borrow Common Shares from stock lenders in the event that the Company has not delivered Shares to settle sales as required by subsection (v) above, and may use the Shares to settle or close out such borrowings. The Company and the Operating Partnership agree that no such notice shall be effective against the Agent unless it is made to the representatives identified in writing by the Agent pursuant to Section 3(b)(i).
(vii)    No Guarantee of Placement, Etc. The Company and the Operating Partnership acknowledge and agree that (A) there can be no assurance that the Agent will be successful in placing Shares, (B) the Agent will incur no liability or obligation to the Company or the Operating Partnership or any other Person if it does not sell Shares, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent, the Company and the Operating Partnership pursuant to, and on the terms and subject to the conditions set forth in, a Terms Agreement signed by the Agent. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement to which the Agent is a party, the terms of such Terms Agreement will control; provided that the Company shall not enter into any Terms Agreement providing for the issuance and sale of any Shares in excess of the aggregate Sales Price of Shares set forth in clauses (x) or (y) of Section 3(b)(i) of this Agreement.
(viii)    Material Non-Public Information. Notwithstanding any other provision of this Agreement, the Company, the Operating Partnership and the Agent agree that the Company shall not deliver any Issuance Notice to the Agent, and the Agent shall not be obligated to place any Shares and the Company shall not enter into any Terms Agreement with the Agent, (i) during any period in which either the Company or the Operating Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 4(i)(B), at any time during the period commencing on the 10th business day prior to the time the Company makes any public announcement or release disclosing the Company's and the Operating Partnership's results of operations or financial condition for a completed quarterly or annual fiscal period (each, an “Earnings Release”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Release.
(c)    Fees. As compensation for services rendered, the Company shall pay to the Agent, on the applicable Settlement Date, the Selling Commission for the applicable Issuance Amount (including with respect to any suspended or terminated sale pursuant to Section 3(b)(vi)) by the Agent deducting the Selling Commission from the applicable Issuance Amount. The compensation payable to the Agent for sales of any Shares sold to the Agent as principal shall be set forth in the applicable Terms Agreement.
(d)    Expenses. Each of the Company and the Operating Partnership, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder or under any Terms Agreement and in connection with the transactions contemplated hereby and thereby, including without limitation (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and all amendments and supplements thereto, the Sales Agreements and any Terms Agreement, (vi) the costs, fees and expenses incurred by the Agents in connection with determining their compliance with the rules and regulations of FINRA related to the Agents’ participation in the offering and distribution of the Shares, including the legal fees of, and disbursements by, counsel to the Agents not in excess of $5,000, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” in connection with a sale of Shares by the Agent as principal, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft and other transportation chartered in connection with the road show (except that the Agents shall pay lodging, commercial airfare and other expenses attributable to employees of the Agents and one-half of the cost of any aircraft chartered in connection with the roadshow), (viii) the fees and expenses associated with listing the Shares on the NYSE and (ix) all other fees, costs and expenses of the nature referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section or in Section 6 hereof, the Agent shall pay its own expenses, including the fees and disbursements of its counsel.
If Shares having an aggregate gross sales price of at least $25,000,000 have not been offered and sold under the Sales Agreements and any Terms Agreement by December 31, 2018 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the fees, disbursements and expenses of counsel for the Agents incurred by them in connection with the Sales Agreement and any Terms Agreement, and ongoing services in connection with the transactions contemplated under the Sales Agreement and any Terms Agreement, in any event not to exceed $50,000 in the aggregate.
Section 4.     ADDITIONAL COVENANTS
Each of the Company and the Operating Partnership further covenants and agrees with each Agent as follows, in addition to any other covenants and agreements made elsewhere in this Agreement:
(a)    Exchange Act Compliance. During the Agency Period, the Company shall (i) file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act and (ii) either (A) include in its quarterly reports on Form 10-Q and its annual reports on Form 10-K, a summary detailing, for the relevant reporting period, (1) the number of Shares sold through the Agents pursuant to the Sales Agreements and any Terms Agreement and (2) the gross proceeds (or average price) and net proceeds received by the Company from (or offering expenses/

commissions paid by the Company in connection with) such sales or (B) prepare a prospectus supplement containing, or include in such other filing permitted by the Securities Act or Exchange Act (each an “Interim Prospectus Supplement”), such summary information and, at least once a quarter and subject to this Section 4, file such Interim Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rule 430B under the Securities Act)). The Company shall advise the Agents, prior to the delivery of any Issuance Notice and during the period from and including the Issuance Notice Date through and including the last Settlement Date for the applicable Selling Period, if the Company is unable to file any documents required to be filed by the Company with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act subsequent to the date of this Agreement in the manner and within the time periods required by the Exchange Act.
(b)    Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Agent in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement or any Rule 462(b) Registration Statement becomes effective and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any Rule 462(b) Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rule 424(b) and Rule 433, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) or Rule 433 were received in a timely manner by the Commission.
(c)    Amendments and Supplements to the Time of Sale Prospectus or the Prospectus and Other Securities Act Matters. If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or the Prospectus so that the Time of Sale Prospectus or the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Time of Sale Prospectus or the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Agent or counsel for the Agent it is otherwise necessary to amend or supplement the Time of Sale Prospectus or the Prospectus to comply with applicable law, including the Securities Act, the Company agrees (subject to Section 3(b) and Section 3(c)) to promptly prepare, file with the Commission and furnish at its own expense to the Agent, amendments or supplements to the Time of Sale Prospectus or the Prospectus so that the statements in the Time of Sale Prospectus or the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Time of Sale Prospectus or the Prospectus is delivered to a purchaser, be misleading or so that the Time of Sale Prospectus or the Prospectus, as amended or supplemented, will comply with applicable law including the Securities Act. Neither the Agent’s consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).
(d)    Agent’s Review of Proposed Amendments and Supplements. Prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act), any preliminary prospectus, Time of Sale Prospectus or the or the Prospectus (including any amendment or supplement through incorporation of any report filed under the Exchange Act), the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Agent’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(e)    Free Writing Prospectuses. The Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Agent’s prior written consent (except that no such written consent shall be required for any free writing prospectus relating solely to an offering of Shares pursuant to a Terms Agreement to which the Agent is not a party). The Company shall furnish to the Agent, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as the Agent may reasonably request. If at any time when a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Shares (but in any event if at any time through and including the date of this Agreement) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Agent for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Agent’s prior written consent, which consent shall not be unreasonably or untimely withheld.
(f)    Filing of Agent Free Writing Prospectuses. The Company shall not take any action that would result in the Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Agent that the Agent otherwise would not have been required to file thereunder.
(g)    Copies of Registration Statement and Prospectus. After the date of this Agreement through the last time that a prospectus is required by the Securities Act (including, without limitation, pursuant to Rule 173(d)) to be delivered in connection with sales of the Shares, the Company agrees to furnish the Agent with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) under the Securities Act, both in such quantities as the Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Agent and to request that the Agent suspend offers to sell Shares (and, if so notified, the Agent shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise the Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period the Agent is required to deliver a prospectus in respect of transactions in the Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement.
(h)    Blue Sky Compliance. The Company shall cooperate with the Agent and counsel for the Agent to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Agent, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign real estate investment trust or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign real estate investment trust. The Company will advise the Agent promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal of such order at the earliest possible moment.
(i)    Earnings Statement.
(A) The Company will make generally available to its security holders and to the Agent as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(B) Notwithstanding clause (ii) of Section 3(b)(viii), the Company issues any Earnings Release and the Company has not yet filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with respect to such information, as applicable, then, if the Company wishes to offer or sell Shares to the Agent as sales agent or as principal pursuant to a Terms Agreement during the period from and including an Earnings Release through and including the corresponding Filing Time, prior to any sale of Shares or entry into any Terms Agreement, the Company shall be obligated to (y) file a Current Report on Form 8-K, which Form 8-K shall include the applicable financial information, or (z) furnish a Current Report on Form 8- K pursuant to Item 2.02 thereof, which current report shall specifically state that the applicable financial information shall be deemed “filed” under the Exchange Act.
(j)    Listing. The Company will maintain the listing of the Shares on the New York Stock Exchange.
(k)    Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.
(l)    Due Diligence. During the term of this Agreement, the Company will reasonably cooperate with any reasonable due diligence review conducted by the Agent in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during normal business hours and at the Company’s principal offices, as the Agent may reasonably request from time to time.
(m)    Representations and Warranties. The Company and the Operating Partnership acknowledge that each delivery of a Sales Issuance Notice, the entry into a Terms Agreement to which the Agent is a party and each delivery of Shares on a Settlement Date shall be deemed to be (i) an affirmation to the Agent that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such Sales Issuance Notice, the execution of such Terms Agreement, or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise the Agent if any of such representations and warranties will not be true and correct as of the Settlement Date for the Shares relating to such Sales Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement, any preliminary prospectus and the Prospectus as amended and supplemented relating to such Shares).
(n)    Qualification and Taxation as a REIT. The Company will use its best efforts to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2016, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless and until the Company’s board of trustees determines in good faith that it is no longer in the best interests of the Company and its shareholders to be so qualified.
(o)    Emerging Growth Company Status. Unless the Company notifies the Agent otherwise, the Company will cease to be an Emerging Growth Company on December 31, 2017.
(p)    Deliverables at Triggering Event Dates; Certificates. The Company and the Operating Partnership agree that on or prior to the date of the first Sales Issuance Notice and, during the term of this Agreement after the date of the first Sales Issuance Notice, upon:
(A)    the filing of the Prospectus or the amendment or supplement of the Registration Statement or the Prospectus (other than a prospectus supplement relating solely to an offering of securities other than the Shares or a prospectus filed pursuant to Section 4(a)(ii)(B)), by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus;

(B)    the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), in each case, of the Company;

(C)    the filing with the Commission of a current report on Form 8-K of the Company containing amended financial information (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) that is material to the offering of securities of the Company in the Agent’s reasonable discretion;
(D) Settlement Date of any Shares sold to the Agent pursuant to a Terms Agreement; or
(E)    at any other time reasonably requested by the Agent
(any such event, a “Triggering Event Date”), the Company and the Operating Partnership shall furnish or cause to be furnished to the Agent (but in the case of clause (C) above only if the Agent reasonably determines that the information contained in such current report on Form 8-K of the

Company is material) with a certificate as of the Triggering Event Date, in form and substance reasonably satisfactory to the Agent and its counsel, modified, as necessary, to relate to the Registration Statement, any preliminary prospectus and the Prospectus, as amended or supplemented, (A) confirming that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct, (B) that each of the Company and the Operating Partnership has performed all of its obligations hereunder to be performed on or prior to the date of such certificate and as to the matters set forth in Section 5 hereof, and (C) containing any other certification that the Agent shall reasonably request. The requirement to provide a certificate under this Section 4(p) shall be waived for any Triggering Event Date occurring at a time when no Sales Issuance Notice is pending or a suspension is in effect, which waiver shall continue until the earlier to occur of the date the Company delivers instructions for the sale of Shares hereunder (which for such calendar quarter shall be considered a Triggering Event Date) and the next occurring Triggering Event Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Triggering Event Date when a suspension was in effect and did not provide the Agent with a certificate under this Section 4(p), then before the Company and the Operating Partnership deliver the instructions for the sale of Shares or the Agent sells any Shares pursuant to such instructions, the Company and the Operating Partnership shall provide the Agent with a certificate in conformity with this Section 4(p) dated as of the date that the instructions for the sale of Shares are issued.
Each time that the Company is obligated to make a filing in accordance with Section 4(i)(B) of this Agreement, the Company and the Operating Partnership shall furnish or cause to be furnished to the Agent forthwith a certificate, dated and delivered the date of filing with the Commission of such prospectus supplement or Current Report on Form 8-K, to the effect that (i) the accounting records upon which the applicable financial information contained in the Earnings Release is based have been prepared in conformity with GAAP and (ii) nothing came to such officer’s attention since the issuance of the Earnings Release that caused such officer to believe that the applicable financial information contained in the Earnings Release was inaccurate or incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company and the Operating Partnership as of, and for, the periods presented in the Earnings Release.
(q)    Legal Opinions. On or prior to the date of the first Sales Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, a negative assurances letter and the written legal opinion of Clifford Chance US LLP, counsel to the Company, in the form attached hereto as Exhibit C and to such further effect as the Agent shall reasonably request, and Venable LLP, Maryland counsel to the Company, in the form attached hereto as Exhibit D and to such further effect as the Agent shall reasonably request, and Clifford Chance LLP, tax counsel to the Company, in the form attached hereto as Exhibit E and to such further effect as the Agent shall reasonably request, each dated the date of delivery, modified, as necessary, to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as then amended or supplemented. In lieu of such opinions for subsequent periodic filings, in the discretion of the Agent, the Company may furnish a reliance letter from such counsel to the Agent, permitting the Agent to rely on a previously delivered opinion letter, modified as appropriate for any passage of time or Triggering Event Date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement, the Time of Sale Prospectus and the Prospectus as amended or supplemented as of such Triggering Event Date).
(r)    Comfort Letter. On or prior to the date of the first Sales Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall (i) cause KPMG LLP, the independent registered public accounting firm who has audited the financial statements included or incorporated by reference in the Registration Statement, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to agents, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated and combined financial statements and certain financial information contained in the Registration Statement and each free writing prospectus, if any and (ii) cause EKS&H LLLP, independent registered public accountants, to furnish the Agent a comfort letter, dated the date of delivery, in form and substance reasonably satisfactory to the Agent, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to agents, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited consolidated and combined statements of revenues and certain expenses and certain financial information contained in the Registration Statement and each free writing prospectus, if any; provided, however, that any such comfort letters will only be required on the Triggering Event Date specified to the extent that it contains financial statements filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into a Prospectus. If requested by the Agent, the Company shall also cause a comfort letter to be furnished to the Agent within ten (10) Trading Days of the date of occurrence of any material transaction or event requiring the filing of a current report on Form 8-K containing material amended financial information of the Company, including the restatement of the Company’s financial statements. In connection with any letter delivered on a Settlement Date of any Shares sold to the Agent pursuant to a Terms Agreement, such letter may reaffirm the statements made in the letter dated on the date of such Terms Agreement, except that the specified date referred to in such letter for carrying out procedures shall be no more than three business days prior to such Settlement Date.
(s)    Chief Executive Officer and CFO Certificate. On or prior to the date of the first Sales Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall furnish the Agent a certificate executed by the Chief Executive Officer and the Chief Financial Officer of

the Company with respect to certain financial data contained in the Registration Statement, the Time of Sale Prospectus the Prospectus and each free writing prospectus, if any, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.
(t)    Secretary’s Certificate. On or prior to the date of the first Sales Issuance Notice and within five (5) Trading Days of each Triggering Event Date with respect to which the Company and the Operating Partnership are obligated to deliver a certificate pursuant to Section 4(p) for which no waiver is applicable (including, for the avoidance of doubt, a Triggering Event Date deemed to occur upon the Company’s delivery of instructions for the sale of Shares hereunder following a waiver) and excluding the date of this Agreement, the Company shall furnish the Agent a certificate executed by the Secretary of the Company, signing in such capacity, (i) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the board of trustees of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate, (ii) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed this Agreement for or on behalf of the Company, and (iii) containing any other certification that the Agent shall reasonably request.
(u)    Agent’s Own Account; Clients’ Account. Each of the Company and the Operating Partnership consents to the Agent trading, in compliance with applicable law, in the Common Shares for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.
(v)    Investment Limitation. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act.
(w)    Market Activities. The Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Shares or otherwise, and neither will take any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Shares contemplated by the Sales Agreements or any Terms Agreements..
(x)    Notice of Other Sale. For any period during which the Company has instructed the Agent to sell Shares pursuant to an Issuance Notice until the issuance of such Shares or during the term of any Terms Agreement until the issuance of the Shares described thereunder, the Company will not, without the prior written consent of the Agent, unless the Company has given the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares or securities convertible into or exchangeable for Common Shares (other than Shares hereunder), warrants or any rights to purchase or acquire Common Shares; provided, however, that such restriction will not be required in connection with the Company’s (i) grant or issuance of equity based awards under the Company’s 2015 Equity

Incentive Plan, (ii) issuance of Common Shares, OP Units and SP Units upon the exercise, redemption, or exchange of convertible or exchangeable securities described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (iii) facilitation of conversions of OP Units into SP Units in accordance with the limited partnership agreement of the Operating Partnership, (iv) issuance of Common Shares pursuant to any Company dividend reinvestment plan or direct share purchase plan, and (v) issuance of Common Shares or securities convertible into or exchangeable for Common Shares, including OP Units, SP Units, DownREIT OP Units and DownREIT SP Units in connection with the acquisition of self-storage properties or companies that manage self-storage properties; provided that, with respect to clause (v) of this Section only, no single issuance of such securities shall exceed one percent (1%) of the Company’s outstanding Common Shares on a fully diluted basis (assuming a one-for-one exchange or conversion into Common Shares for each such Unit) as of the date of such issuance. Upon receipt of any written notice contemplated above, the Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by the Agent. The provisions set forth in this paragraph shall be in addition to, and shall not limit, any lock-up agreement that may be set forth in any Terms Agreement.
(y)    Documentation Pursuant to Terms Agreement. In connection with any offering of Shares by the Agent as principal, the Company and the Operating Partnership shall prepare a preliminary pricing supplement to the Prospectus and, as promptly as practicable after the execution of the Terms Agreement relating to such offering, the Company and the Operating Partnership shall prepare a pricing prospectus supplement to the Prospectus, in each case setting forth (as applicable) the plan of distribution for such Shares and such other matters as the Agent or any of the Agents party to such Terms Agreement may reasonably request or that the Company shall deem necessary or appropriate for inclusion therein and, in the case of the pricing supplement, the public offering price of the Shares to be sold pursuant to such Terms Agreement, any discounts or commissions payable to the Agent or Agents, as the case may be, party thereto and the net proceeds to the Company from the sale of such Shares and the use of such proceeds, each of which shall be reasonably satisfactory to each of the Agents party to such Terms Agreement in form and substance, and the Company shall file the same, in each case together with the Prospectus, with the Commission and, to the extent required, with the New York Stock Exchange not later than the two business days following the date thereof and provide electronic and, if requested by any such Agent, hard copies thereof to such Agents.
Section 5.     CONDITIONS TO DELIVERY OF ISSUANCE NOTICES AND TO SETTLEMENT
The right of the Company to deliver an Issuance Notice hereunder or to enter into a Terms Agreement on the date of delivery of such Issuance Notice or entry into such Terms Agreement, as applicable, and the obligation of the Agent (i) to use its commercially reasonable efforts to place Shares during the applicable Selling Period or (ii) under any Terms Agreement with respect to any Shares that the Agent has agreed to purchase or has the option to purchase as principal pursuant to such Terms Agreement is each subject to the satisfaction, on each Trading Day during the Selling Period, in the case of the sale of Shares hereunder as a sales agent, or on each day beginning with the execution of the Terms Agreement and ending on the Settlement Date pursuant to such Terms Agreement, of each of the following conditions:

(a)    Accuracy of the Company and the Operating Partnership’ Representations and Warranties; Performance by the Company. The Company and the Operating Partnership shall have delivered the certificate required to be delivered pursuant to Section 4(p) on or before the date on which delivery of such certificate is required pursuant to Section 4(p). The Company and the Operating Partnership shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement and any Terms Agreement to be performed, satisfied or complied with by the Company and the Operating Partnership at or prior to such date, including, but not limited to, the covenants contained in Section 4(o), Section 4(r) and Section 4(t).
(b)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by the Sales Agreements or any Terms Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Sales Agreements or any Terms Agreement.
(c)    Material Adverse Changes. Except as disclosed in the Prospectus, since the commencement of the offering of the Shares under this Agreement or, if later, since the filing with the Commission of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (including any Form 10-K/A or Form 10-Q/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q), and, in the case of the sale of Shares pursuant to a Terms Agreement to which the Agent is a party, since the date of such Terms Agreement, in the judgment of the Agent there shall not have occurred any Material Adverse Change.
(d)    No Suspension of Trading in or Delisting of Common Shares; Other Events. The trading of the Common Shares (including without limitation the Shares) shall not have been suspended by the Commission, the Principal Market or FINRA and the Common Shares (including without limitation the Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market, subject to notice of issuance. There shall not have occurred (and be continuing in the case of occurrences under clauses (i) and (ii) below) any of the following: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on either the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Agent is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities;

(e)    Documents Required to be Delivered on each Issuance Notice Date. The Agent’s obligation to use its commercially reasonable efforts to place Shares hereunder or purchase Shares pursuant to any Terms Agreement shall additionally be conditioned upon the delivery to the Agent on or before the Issuance Notice Date or entry into any Terms Agreement of a certificate in form and substance reasonably satisfactory to the Agent, executed by the Chief Executive Officer, President or Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice or entry into such Terms Agreement shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice or Terms Agreement).
Section 6.     INDEMNIFICATION AND CONTRIBUTION
(a)    Indemnification of the Agent. Each of the Company and the Operating Partnership, jointly and severally, agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers, employees and agents, and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Agent or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Operating Partnership), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (A) (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material or the Prospectus (or any amendment or supplement to the foregoing) or any prospectus wrapper material distributed in connection with the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse the Agent and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Agent or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to the Agent furnished to the Company by the Agent in writing expressly for use in the Registration Statement, any such preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any such Marketing Material or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 6(b)

below. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company and the Operating Partnership may otherwise have.
(b)    Indemnification of the Company and the Operating Partnership. The Agent agrees to indemnify and hold harmless the Company, the Operating Partnership, each of the Company’s trustees, each of its officers who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such trustee, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to the Agent furnished to the Company by the Agent in writing expressly for use therein; and to reimburse the Company, the Operating Partnership, or any such trustee, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, the Operating Partnership, or any such trustee, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Operating Partnership hereby acknowledge that the only information that the Agent has furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (or any amendment or supplement to the foregoing) is the name of the Agent set forth in the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Agent may otherwise have.
(c)    Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by Morgan Stanley & Co. LLC (in the case of counsel for the indemnified parties referred to in Section 6(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 6(b) above)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.
(d)    Settlements. The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(e)    Contribution. If the indemnification provided for in Section 6 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, from the sale of the Shares pursuant to this Agreement or any Terms Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement or any Terms Agreement shall be deemed to be in the same respective proportions as the total proceeds from the sale of the Shares pursuant to this Agreement or any Terms Agreement (before deducting expenses) received by the Company and the Operating Partnership bear to the total commissions received by the Agent. The relative fault of the Company and the Operating Partnership, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6(c) for purposes of indemnification.
The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).
Notwithstanding the provisions of this Section 6(e), the Agent shall not be required to contribute any amount in excess of the commissions received by the Agent in connection with the offering contemplated hereby. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(e), each affiliate, director, officer, employee and agent of an Agent and each person, if any, who controls the Agent within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Agent, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company and the Operating Partnership.
Section 7.     TERMINATION & SURVIVAL
(a)    Term. Subject to the provisions of this Section 7, the term of this Agreement shall continue from the date of this Agreement until the end of the Agency Period, unless earlier terminated by the parties to this Agreement pursuant to this Section 7.
(b)    Termination; Survival Following Termination. (i) The Company and the Operating Partnership or the Agent may terminate this Agreement prior to the end of the Agency Period, by giving written notice as required by this Agreement, upon one Trading Day’s notice to the other party; provided that, (A) if the Company and the Operating Partnership terminate this Agreement after the Agent confirms to the Company and the Operating Partnership any sale of Shares, the Company shall remain obligated to comply with Section 3(b)(v) with respect to such Shares, (B) with respect to any pending sale to the Agent pursuant to a Terms Agreement and any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination, and (C) Section 2 and Section 6 shall survive termination of this Agreement. If termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall nevertheless settle in accordance with the terms of this Agreement.
(ii) In addition to the survival provision of Section 7(b)(i), the respective indemnities, agreements, representations, warranties and other statements of each of the Company and the Operating Partnership, of its officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or the Company and the Operating Partnership or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement.

Section 8.     MISCELLANEOUS
(a)    No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the transactions contemplated by this Agreement, including the determination of any fees, are arm’s-length commercial transactions between the Company, on the one hand and the Agent, on the other hand, (ii) when acting as a principal under this Agreement, the Agent is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Operating Partnership, or the Company’s other shareholders, creditors, employees or any other party, (iii) the Agent has not assumed nor will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company or the Operating Partnership on other matters) and the Agent does not have any obligation to the Company or the Operating Partnership with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement and any Terms Agreement to which the Agent is a party, (iv) the Agent and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company and the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
(b)    Research Analyst Independence. The Company and the Operating Partnership acknowledge that the Agent’s research analysts and research departments are required to and should be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and as such the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company or the offering that differ from the views of their respective investment banking divisions. The Company and the Operating Partnership understand that the Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by the Sales Agreements or any Terms Agreement.
(c)    Notices. All communications hereunder and under any Terms Agreement shall be in writing and shall be mailed, hand delivered, emailed or telecopied and confirmed to the parties hereto as follows:
If to the Agent:

Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036
Attention: Equity Syndicate Desk

with a copy to:

Latham & Watkins LLP
355 South Grand Avenue
Los Angeles, California 90071
Facsimile: (213) 891-8763
Email: julian.kleindorfer@lw.com
lewis.kneib@lw.com
Attention: Julian T.H. Kleindorfer
Lewis W. Kneib

If to the Company:
National Storage Affiliates Trust
5200 DTC Parkway, Suite 200
Greenwood Village, Colorado 80111
Facsimile: (720) 630-2626
Email: tfischer@nsareit.net
Attention: Tamara D. Fischer

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Facsimile: (212) 878-8375
Emails: jay.bernstein@cliffordchance.com
andrew.epstein@cliffordchance.com
Attention: Jay L. Bernstein,
Andrew S. Epstein

Any party hereto or under any Terms Agreement may change the address for receipt of communications by giving written notice to the others in accordance with this Section 8(c).
(d)    Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the affiliates, trustees, directors, officers, employees, agents and controlling persons referred to in Section 6, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from the Agent merely by reason of such purchase.
(e)    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof or thereof. If any section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(f)    Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
(g)    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by facsimile transmission or by electronic delivery of a portable document format (PDF) file. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Article and Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.
[Signature Page Immediately Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms

Very truly yours,
NATIONAL STORAGE AFFILIATES TRUST
By: /s/ Tamara D. Fischer______________
Name: Tamara D. Fischer
Title: Authorized Officer

NSA OP, LP
By: National Storage Affiliates Trust,
its sole General Partner
By: /s/ Tamara D. Fischer______________
Name: Tamara D. Fischer
Title: Authorized Officer

The foregoing Agreement is hereby confirmed and accepted by the Agent in New York, New York as of the date first above written.

MORGAN STANLEY & CO. LLC

By: /s/ Jon Sierant____________
Name: Jon Sierant
Title: Vice President

EXHIBIT A
FORM OF TERMS AGREEMENT
National Storage Affiliates Trust
Common Shares of Beneficial Interest
(par value $0.01 per share)
TERMS AGREEMENT
[Date]
MORGAN STANLEY & CO. LLC
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
National Storage Affiliates Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Sales Agreement dated October 11, 2016 (the “Sales Agreement”) between the Company, NSA OP, LP, a Delaware limited partnership and direct subsidiary of the Company (the “Operating Partnership”), and Morgan Stanley & Co. LLC (the “Agent”), to issue and sell to the Agent common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), specified in the Schedule hereto (the “Purchased Securities”), [and to grant to the Agent the option to purchase all or any of the additional shares of Common Shares specified in the Schedule hereto (the “Additional Securities” and, together with the Purchased Securities,] the “Securities”). Terms, whether or not capitalized, that are used herein but not defined and that are defined in the Sales Agreement shall have the respective meanings ascribed thereto in the Sales Agreement. [Provisions regarding Additional Securities and the definition of “Securities” to be revised, included or deleted, as applicable.]
[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary for the purpose of covering over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price per share payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and paid or payable on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time and from time to time and one or more times on or before the thirtieth (30th day) following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (each such date and time being herein referred to as an “Option Closing Date”); provided, however, that an Option Closing Date shall not be earlier than the Settlement Date set forth on the Schedule hereto nor earlier than the third (3rd) business day after the date on which the option shall have been exercised nor later than the fifth (5th) business day after the date on which the option shall have been exercised unless otherwise agreed by the Company. Payment of the purchase price for the Additional Securities shall be made on the applicable Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that on any Option Closing Date the Company and the Operating Partnership shall be deemed to have jointly and severally reaffirmed, as of such Option Closing Date, mutatis mutandis, each representation, warranty, covenant and other agreement contained in the Sales Agreement.]
The Company and the Operating Partnership shall deliver or cause to be delivered each of the certificates, opinions and letters set forth in Section 4(q), Section 4(r), and Section 4(s) of the Sales Agreement that are required to be delivered on the date of this Agreement, the Settlement Date set forth on the Schedule hereto [and on any Option Closing Date] and, without limitation to the foregoing, the obligations of the Agent to purchase the Purchased Securities [and any Additional Securities that the Agent has elected to purchase pursuant to this Terms Agreement] shall be subject to the delivery of such documents, each of which shall be to the satisfaction of the conditions set forth in Section 5 of the Sales Agreement.
Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase Shares is incorporated herein by reference in its entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein, mutatis mutandis. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, the Time of Sale relating to the offering contemplated by this Terms Agreement, the Settlement Date set forth on the Schedule hereto [and each Option Closing Date], except that each representation, warranty and agreement in Section 2 of the Sales Agreement which makes reference to the preliminary prospectus, the Disclosure Package or the Prospectus shall be deemed to be a representation, warranty and agreement as of the date of this Terms Agreement, the Time of Sale [and] [,] the Settlement Date [and each Option Closing Date] in relation to the preliminary prospectus, the Disclosure Package and the Prospectus, as applicable, as amended and supplemented to such date.
Subject to the terms and conditions set forth herein and the terms and conditions of the Sales Agreement which are incorporated herein by reference as described above, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto [and, if the Agent shall exercise its option to purchase all or any of the Additional Securities as described above, the Company agrees to issue and sell to the Agent and the Agent agrees to purchase from the Company such Additional Securities at the time and place specified pursuant to and at the purchase price set forth in this Terms Agreement.]

During the period commencing on and including the date hereof and continuing through and including the [ ˜ ]th day following the date hereof (such period being referred to herein as the “Lock-up Period”), the Company and the Operating Partnership will not, without the prior written consent of the Agent (which consent may be withheld in their sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company and the Operating Partnership may, without the prior written consent of the Agent (A) effect the transactions contemplated hereby, (B) grant or issue Shares, options to purchase Shares, Shares upon exercise of options, restricted Shares, LTIP Units and other equity-based awards pursuant to the 2015 Equity Incentive Plan and Shares upon the exercise, redemption, or exchange of convertible or exchangeable securities, including OP Units, described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; (C) facilitate transfers of OP Units into SP Units in accordance with the limited partnership agreement of the Operating Partnership; (D) issue Shares or securities convertible into or exchangeable for Shares, including OP Units, SP Units (assuming a one-for-one exchange for Shares), DownREIT OP Units and DownREIT SP Units (assuming a one-for-one exchange for Shares) (in the aggregate not to exceed twenty percent (20.0%) of the number of Shares, OP Units, SP Units (assuming a one-for-one exchange for Shares), DownREIT OP Units, DownREIT SP Units (assuming a one-for-one exchange for Shares) and LTIP Units outstanding in aggregate as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, upon the completion of this offering without giving effect to the issuance of any Additional Securities) in connection with the acquisition of self-storage properties or companies that manage self-storage properties; provided, in the case of clause (D), holders of such Shares or securities convertible into or exchangeable for Shares, as the case may be, agree in writing with the Underwriters not to sell, offer, dispose of or otherwise transfer any such Shares or securities convertible into or exchangeable for Shares during such Lock-up Period without the prior written consent of the Agent (which consent may be withheld in their sole discretion). For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares.
The Agent shall have the right, by giving written notice as specified in the Sales Agreement, to terminate this Terms Agreement if at any time on or prior to the Settlement Date specified on the Schedule hereto [or, if Additional Securities are to be purchased on an Option Closing Date, to terminate the Agent’s obligation to purchase such Additional Securities on such Option Closing Date if at any time on or prior to such Option Closing Date] : (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE, or trading in securities generally on either the NASDAQ or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any of federal, New York or Colorado authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Agent there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Agent may interfere materially with the conduct of the business and operations of the Company or the Operating Partnership regardless of whether or not such loss shall have been insured. Except as otherwise provided in the Sales Agreement, any termination pursuant to this paragraph shall be without liability on the part of (a) the Company or the Operating Partnership to the Agent or (b) the Agent to the Company or the Operating Partnership.
If any condition specified in Section 5 of the Sales Agreement that is applicable to the transactions contemplated by this Agreement or any condition specified in this Agreement is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Agent by notice to the Company at any time on or prior to the Settlement Date set forth on the Schedule attached hereto [or, with respect to any Additional Securities that the Agent has elected to purchase, the Agent may, at any time prior to the applicable Option Closing Date, terminate its obligation to purchase such Additional Securities], which termination shall be without liability on the part of any party to any other party, except as otherwise provided in the Sales Agreement or in this Agreement.
This Agreement and the Sales Agreement constitute the entire agreement of the parties hereto with respect to the transactions contemplated hereby and supersede all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the transactions contemplated hereby.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Operating Partnership in accordance with its terms.
This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.
[Signature Page Follows]

Very truly yours,

NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:

By:
Name:
Title:

NSA OP, LP

By:	National Storage Affiliates Trust, its sole General Partner

By:
Name:
Title:

By:
Name:
Title:

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:
Authorized Representative

Schedule
Number of Purchased Securities to be sold by the Company:
Number of Additional Securities which may be purchased by Agent:
Price per Purchased Security to be paid by Agent:
Settlement Date:
Time of Delivery:
Delivery Location:

EXHIBIT B
ISSUANCE NOTICE
[Date]
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Attn: [__________]

Reference is made to the Open Market Sale Agreement between National Storage Affiliates Trust (the “Company”), NSA OP, LP (the “Operating Partnership”) and Morgan Stanley & Co. LLC (the “Agent”) dated as of [ ˜ ], 2016. The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.
Date of Delivery of Issuance Notice (determined pursuant to Section 3(b)(i)): _______________________
Issuance Amount (equal to the total Sales Price for such Shares):
$
Selling Commission:    ____ percent ([ ˜ ]%) of the Sales Price of the Shares sold     pursuant to this Issuance Notice
Number of Days in Selling Period:
First Date of Selling Period:
Last Date of Selling Period:
Settlement Date(s) if other than standard T+3 settlement:

Floor Price Limitation: $ ____ per share
Comments:
NATIONAL STORAGE AFFILIATES TRUST

By:
Name:
Title:

B-1

EXHIBIT C

[Clifford Corporate Opinion]

C-1

EXHIBIT D
[Venable Opinion]

D-1

EXHIBIT E
[Clifford Tax Opinion]

E-1